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                                                                    Exhibit 12.1

MOBIFON HOLDINGS B.V.

                              EXHIBIT 12 STATEMENT
              RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                      SIX MONTHS      SIX MONTHS
                                        ENDED           ENDED
                                       JUNE 30,        JUNE 30,                YEARS ENDED DECEMBER 31,
                                         2003           2002          2002     2001     2000     1999     1998
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
US GAAP

EARNINGS
     Income (loss) from continuing
     operations before minority
     interest and tax                   69,298         39,150       72,877    71,430   23,491   29,546   (45,120)

ADD
Fixed charges                           34,224         26,847       61,106    35,238   35,373   24,949    16,912

----------------------------------------------------------------------------------------------------------------
TOTAL EARNINGS (LOSS)                  103,522         65,997      133,983   106,668   58,864   54,495   (28,208)
----------------------------------------------------------------------------------------------------------------

FIXED CHARGES
Interest expensed and capitalized       34,224         26,847       61,106    35,238   35,373   24,949    16,912

----------------------------------------------------------------------------------------------------------------
TOTAL FIXED CHARGES                     34,224         26,847       61,106    35,238   35,373   24,949    16,912
----------------------------------------------------------------------------------------------------------------

RATIO (DEFICIENCY) OF EARNINGS TO
   FIXED CHARGES                          3.02           2.46         2.19      3.03     1.66     2.18   (45,120)
================================================================================================================
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